EXHIBIT 5.1

                                December 6, 1996




Board of Directors
Triangle Bancorp, Inc.
4300 Glenwood Avenue
Raleigh, North Carolina 27612

         Re:      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

We have acted as counsel for Triangle Bancorp, Inc., a North Carolina corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement") of an aggregate of 239,098 shares (the "Shares") of the Company's common stock, no par value per share, which are reserved for issuance under the Granville United Bank 1993 Incentive Stock Option Plan as assumed by the Company, Granville United Bank Directors Stock Option Plan as assumed by the Company, Standard Bank and Trust Company 1988 Non-Qualified Stock Option Plan as assumed by the Company, Standard Bank and Trust Company 1988 Incentive Stock Option Plan as assumed by the Company, and The Village Bank Incentive Stock Option Plan as assumed by the Company (collectively, the "Plans").

As counsel for the Company, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken in connection with the issuance and sale of the Shares under the Plans. Further, in connection with the Registration Statement, we have examined the originals or photocopies or certified copies of such records of the Company, certificates of officers of the Company and public officials and other documents as we have deemed relevant and appropriate as the basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all original documents submitted to us, the conformity to the originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such documents.

Based upon such examination, and relying upon statements of fact contained in the documents which we have examined, we are of the opinion that the Shares have been duly and validly authorized and,

Board of Directors
Triangle Bancorp, Inc.
December 6, 1996
Page 2





when issued and sold as contemplated by the Plans, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                               Very truly yours,

                                               MOORE & VAN ALLEN, PLLC



                                               By:  Alexander M. Donaldson



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